                        FORMS 3, 4 AND 5

               POWER OF ATTORNEY DATED JUNE 11, 2010

            WHEREAS, Charles T. Piper, an individual serving as
Managing Director, Prepaid Division of Euronet Worldwide, Inc. (the
"Company"), files with the Securities and Exchange Commission
("Commission") under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), reports required in connection with the purchase or sale of stock and derivative securities of the Company, including but not limited to reports on initial ownership or changes of beneficial ownership of the common stock of the Company on Forms 3, Forms 4 or Forms 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange Act and the rules and regulations of the
Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the
Uniform Applications For Access Codes To File On Edgar, which filings will be in connection with the changes, from time to time, in the beneficial ownership by the undersigned in shares of the Company's stock and derivative securities;

            NOW THEREWITH, the undersigned, in his individual
capacity, hereby constitutes and appoints Jeffrey B. Newman my true and lawful attorney-in-fact and agent (hereinafter referred to as my
"Attorney"), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all
Uniform Applications For Access Codes To File On Edgar, Forms 3,
Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the
Company and to file the same, with all exhibits thereto, with the
Commission granting unto said Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said Attorney or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

            IN WITNESS WHEREOF, the undersigned has executed
this Power of Attorney this 11th day of June, 2010.

                                  /s/ Charles T. Piper
                                  -------------------------------------
                                  Charles T. Piper

            ANY PERSON RELYING ON THIS POWER OF
ATTORNEY MAY RELY ON A PHOTOCOPY AS IF IT WERE AN
ORIGINAL.